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                                                                    Exhibit 4(e)







                            FIRST AMENDMENT AGREEMENT

                                       TO

         Re:     Note Agreements Dated as of December 15, 1995

              ---------------------------------------------------











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                                TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE


SECTION 1.            OMNIBUS AMENDMENT...........................................................................1


SECTION 2.            ADDITIONAL AMENDMENTS TO EXISTING NOTE AGREEMENTS...........................................2

       Section 2.1.            Amendment to Section 2.1...........................................................2
       Section 2.2.            Amendment to Section 2.2...........................................................2
       Section 2.3.            Amendment to Section 2.3...........................................................2
       Section 2.4.            Additional Amendment to Section 2.3................................................4
       Section 2.5.            Amendment to  Section 2.4..........................................................4
       Section 2.6.            Amendment to Section 2.5...........................................................4
       Section 2.7.            Amendment to Section 2.8...........................................................4
       Section 2.8.            Amendment to Section 5.6...........................................................5
       Section 2.9.            Amendment to Section 5.7...........................................................5
       Section 2.10.           Amendment to Section 5.8...........................................................6
       Section 2.11.           Amendment to Section 5.9...........................................................7
       Section 2.12.           Amendment to Section 5.10..........................................................7
       Section 2.13.           Amendment to Section 5.11..........................................................9
       Section 2.14.           Amendment to Section 5.15..........................................................9
       Section 2.15.           New Sections 5.16 through 5.21....................................................10
       Section 2.16.           Amendment to Section 6.1..........................................................12
       Section 2.17.           Additional Amendment to Section 6.1...............................................12
       Section 2.18.           Amendment to Section  8.1.........................................................13
       Section 2.19.           Additional Amendment to Section 8.1...............................................14
       Section 2.20.           Additions to Section 8.1..........................................................15
       Section 2.21.           Exhibit and Schedules.............................................................20

SECTION 3.            CONDITIONS PRECEDENT.......................................................................20

SECTION 4.            REPRESENTATIONS AND WARRANTIES.............................................................22

SECTION 5.            MISCELLANEOUS..............................................................................23

Signatures ......................................................................................................24
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

SCHEDULE I       --      Name of Holders and Principal Amount of Notes

EXHIBIT A        --      Form of Note
EXHIBIT B        --      Form of Subsidiary Guaranty
EXHIBIT C        --      Opinion of Counsel for the Company
EXHIBIT 5.7      --      Debt of the Company and its Subsidiaries outstanding
                         on December 15, 2002
EXHIBIT 5.8      --      Basket Obligations outstanding on December 15, 2002
EXHIBIT 5.9      --      Liens
EXHIBIT 5.19     --      Restricted Investments



                                      -ii-

                                                                     Dated as of
                                                               December 15, 2002
To each of the holders
listed in Schedule I to
this First Amendment Agreement

Ladies and Gentlemen:

         Reference is made to (i) the separate Note Agreements each dated as of December 15, 1995 (the "Existing Note Agreements" and, as amended hereby, the "Note Agreements"), among Cleveland-Cliffs Inc, an Ohio corporation (the "Company") and the Purchasers named on Schedule I attached thereto, respectively and (ii) the $70,000,000 aggregate principal amount of 7.00% Senior Notes due December 15, 2005 of the Company (the "Existing Notes" and, as amended hereby, the "Notes").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Existing Note Agreements and the Existing Notes as hereinafter provided.

         Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from the holders of all of the Existing Notes, this First Amendment Agreement shall constitute a contract between us amending the Existing Note Agreements and the Existing Notes, in each case, as of December 15, 2002, but only in the respects hereinafter set forth:

SECTION 1.           OMNIBUS AMENDMENT.

         All references in any and all of the Existing Note Agreements and the Existing Notes to an interest rate applicable to the Notes of "7.00%" per annum (or "9.00%" per annum in the case of overdue payments) shall hereafter read (i) "9.50%" (or "11.50%" in the case of overdue payments) for the period from December 15, 2003 through December 14, 2004, and (ii) "10.50%" (or "12.50%" in the case of overdue payments) for the period from and after December 15, 2004, each in any and all instances where such interest rates appear. All written references to the interest rates in effect prior to this First Amendment Agreement shall be and are hereby amended to incorporate the above-described new interest rates in respect of the Notes and with respect to any overdue payments in respect of the Notes. Upon the request of any holder of a Note, the Company shall replace such holder's Note with a new Note substantially in the form of Exhibit A attached hereto. In addition, all references in any and all of the Existing Note Agreements to "1995 GAAP" shall be and are hereby amended to read:
"GAAP" for all purposes under the Financing Agreements in respect of any and all fiscal periods ending on and after December 31, 2002 and that any requirement contained in Section 5.15(g) for a GAAP Reconciliation for or with respect to any such fiscal period shall be deleted.

Cleveland-Cliffs, Inc.                                First Amendment Agreement

SECTION 2.           ADDITIONAL AMENDMENTS TO EXISTING NOTE AGREEMENTS.

         Section 2.1. Amendment to Section 2.1. Section 2.1 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "Section 2.1. Required Prepayments. On December 15, 2003 and on December 15, 2004, the Company will prepay $20,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium."

         Section 2.2. Amendment to Section 2.2. Section 2.2 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

         "Section 2.2. Optional Prepayment with Premium. Upon compliance with ss.2.4, the Company shall have the right, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, at par and without Make-Whole Amount."

         Section 2.3. Amendment to Section 2.3. Sections 2.3(a), (b) and (c) of the Existing Agreements shall be and are hereby amended to read as follows:

                           "(a) In the event that the Company shall have advance
                  notice of a Change of Control Event which the Company determines in good faith is likely to occur no less than 60 days or more than 120 days from the date of such notice, then it shall provide written notice (a "ss.2.3(a) Notice") to all holders of the Notes of such proposed Change of Control Event, which ss.2.3(a) Notice shall include the information specified in ss.2.3(C) and shall contain the agreement of the Company to prepay all the Notes held by such holders accepting the prepayment offer concurrently with the closing of the transaction which causes or constitutes a Change of Control Event (the "Prepayment Offer"). The holder of any Notes that wishes to accept such Prepayment Offer shall notify the Company in writing of the acceptance of the Prepayment Offer upon the Change of Control Event within 45 days of receipt of the ss.2.3(a) Notice. On the date 30 days prior to the date of the closing of the proposed transaction, the Company shall provide to each holder of Notes which has not yet responded to the ss.2.3(a) Notice, a duplicate copy of the ss.2.3(a) Notice originally sent to such holder. Not less than five days prior to the date of the closing of the proposed transaction, the Company will furnish to each holder of Notes a written confirmation of the date of the Change of Control Event. On the date the Change of Control Event occurs the Company shall in accordance with the ss.2.3(a) Notice prepay

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Cleveland-Cliffs, Inc.                                First Amendment Agreement

                  the principal amount of the Notes held by the holders that have delivered such notice of acceptance of the Prepayment Offer, together with accrued interest thereon to the date of such prepayment. Such obligation to prepay the Notes with respect to a particular proposed Change of Control Event described in a ss.2.3(a) Notice shall terminate in the event that such Change of Control Event does not occur within 120 days of the date of the ss.2.3(a) Notice relating to such proposed Change of Control Event upon substantially the terms described in such ss.2.3(a) Notice. If either (i) the Company shall have at least 45 days advance notice that, in the case of any Change of Control Event approved of or authorized by the Company notwithstanding the best efforts of the Company to complete the proposed Change of Control Event within the 120-day period after the initial ss.2.3(a) Notice with respect thereto, the proposed Change of Control Event will occur more than 120 days after the initial ss.2.3(a) Notice with respect to such proposed Change of Control Event or (ii) the terms applicable to the proposed Change of Control Event previously described in the initial ss.2.3(a) Notice with respect thereto are materially different from the terms initially described, the Company shall give additional ss.2.3(a) Notices and the holders of the Notes shall have the right of prepayment as contemplated herein.

                           (b) In the event (i) the Company shall not have
                  sufficient advance notice of a Change of Control Event to timely furnish a ss.2.3(a) Notice, and (ii) a Change of Control Event shall occur, the Company will, as soon as reasonably practicable and in any event within five (5) days after such Change of Control Event, give notice of such event to all holders of the Notes (a "ss.2.3(b) Notice") which shall include the information specified in ss.2.3(C) and shall contain the agreement of the Company to prepay all Notes held by such holders accepting the prepayment offer. The holder of any Notes may notify the Company in writing of the acceptance of the offer of prepayment at least five days prior to the date specified for prepayment in the ss.2.3(b) Notice. On the date 30 days prior to the prepayment date, the Company shall provide to each holder of Notes which has not yet responded to the ss.2.3(a) Notice, a duplicate copy of the ss.2.3(a) Notice originally sent to such holder. On the date designated in the ss.2.3(b) Notice, the Company shall prepay the principal amount of all Notes held by all holders that have delivered such notice of acceptance of the prepayment offer, together with accrued interest thereon to the date of such prepayment.

                           (c) The ss.2.3(a) Notice and ss.2.3(b) Notice
                  required to be given by the Company pursuant to and in accordance with the

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                  provisions of ss.ss.2.3(A) and (B), respectively, shall, in each case, be in writing and shall set forth, (i) a summary of the transaction or transactions causing or proposed to cause the Change of Control Event, (ii) such financial or other information as the Company in good faith determines is appropriate for each holder to make an informed decision as to whether to require a prepayment of such holder's Notes, (iii) in the case of any ss.2.3(b) Notice, the date set for prepayment, if any, of the Notes which date shall not be less than 45 days or more than 60 days after the date of such notice, (iv) that the Notes will be prepayable at a price equal to the principal amount thereof together with accrued interest to the date of prepayment, without a Make-Whole Amount and (v) the amount of accrued interest applicable to the prepayment. Thereafter and prior to the Change of Control Event the Company shall provide such other information as each holder of the Notes shall reasonably determine is necessary for such holder to make an informed decision as to whether to require a prepayment of such holder's Notes."

         Section 2.4. Additional Amendment to Section 2.3. Section 2.3 of the Existing Note Agreements shall be and is hereby amended by inserting a period immediately prior to the word "if" in the penultimate paragraph of said Section
2.3 and by deleting the language in such paragraph beginning with such word
"if".

         Section 2.5. Amendment to Section 2.4. Section 2.4 of the Existing Note Agreements shall be and is hereby amended by changing the present references to "30 days" and "60 days", respectively, presently contained therein to "10 Business Days" and "20 Business Days", respectively.

         Section 2.6. Amendment to Section 2.5. Section 2.5 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follow:

         "Section 2.5. Application of Prepayments. All partial prepayments pursuant to ss.2.1 and ss.2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof. All partial prepayments pursuant to ss.2.8, if any, shall be applied on those Notes being prepaid ratably in accordance with the unpaid principal amounts thereof."

         Section 2.7. Amendment to Section 2.8. The following shall be added as a new Section 2.8 of the Existing Note Agreements:

         "Section 2.8. Noteholder Excess Cash Flow Prepayment. On or before March 1, 2004 and March 1, 2005, the Company will give each holder of Notes a written offer to prepay on the March 30 next following the date of such offer, a principal amount of Notes equal to such holder's Noteholder Excess Cash Flow for the immediately preceding fiscal year together with accrued and unpaid interest on such principal amount.

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Cleveland-Cliffs, Inc.                                First Amendment Agreement

         Each such offer shall specify the principal amount of the Notes offered to be prepaid in the aggregate, the principal amount of each Note offered to be prepaid, and the interest to be paid on such prepayment date with respect to such principal amount then being prepaid. Each such offer shall also include a reasonably detailed calculation of the Excess Cash Flow giving rise to such offer of prepayment pursuant to this ss.2.8. In the event that Excess Cash Flow for the period of calculation is zero or otherwise not a positive figure, the Company, nonetheless, shall provide to each holder of Notes a written notice describing in reasonable detail its calculation of Excess Cash Flow prior to March 1, 2004 and March 1, 2005, if applicable, it being acknowledged and agreed that in any such event, no offer of prepayment of the Notes is required pursuant to this Section 2.8 with respect to such fiscal year. In the event any holder of Notes wishes to accept such offer of prepayment, it shall send written notice of acceptance to the Company on or before the March 15 next following the receipt of the Company offer. In the event one or more holders of Notes fail to accept such offer, the Company shall offer, by written notice on or before the following March 20 to each holder, if any, who has timely accepted the Company's initial offer of prepayment in respect of its Notes, to prepay, on a pro rata basis (based on the respective unpaid principal amount of Notes of such holders) among all holders who accepted the initial offer, an aggregate principal amount of Notes equal to the aggregate Noteholder Excess Cash Flow offered to holders who failed to timely accept the initial offer of prepayment. The holders receiving such second offer, if any, shall have the right to accept such offer by written notice to the Company on or before the March 25 next following the receipt of such second offer. The Company will prepay the aggregate principal amount of Notes on March 30, 2004 and March 30, 2005 required to be prepaid pursuant to this ss.2.8 of all holders who have timely accepted the offers required to be made by the Company hereinabove together with accrued and unpaid interest to the date of prepayment.

                  As used hereinabove, "Noteholder Excess Cash Flow" for each holder of Notes shall be equal to Excess Cash Flow multiplied by a fraction the numerator of which is equal to the unpaid principal amount of such holder's Notes on the Business Day immediately preceding any such prepayment pursuant to this ss.2.8 (the "ss.2.8 Payment Date") and the denominator of which is equal to the sum of the then aggregate unpaid principal amount of all Notes plus the aggregate unpaid principal amount outstanding under the Bank Facility as of the ss.2.8 Payment Date."

         Section 2.8. Amendment to Section 5.6. Section 5.6 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

         "Section 5.6. Intentionally Deleted."

         Section 2.9. Amendment to Section 5.7. Section 5.7 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "Section 5.7. Limitations on Debt. (a) The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in

Cleveland-Cliffs, Inc.                                First Amendment Agreement

         respect of any Debt (other than Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary Guarantor), except:

                            (1)     Debt evidenced by the Notes;

                            (2) Debt of the Company and its Subsidiaries
                  outstanding as of December 15, 2002 and described on Exhibit
                  5.7 hereto; and additional Debt incurred for the purpose of extending, renewing or refunding such Debt, provided that the principal amount of any such item of additional Debt shall not exceed the then outstanding principal amount of the Debt which is the subject of such extension, renewal or refunding;

                           (3) additional Debt of the Company and its
                  Subsidiaries pursuant to the Bank Facility;

                           (4) customer advances for prepayment of ore sales;
                  and

                            (5) additional Debt of the Company and its
                  Subsidiaries consisting of Capitalized Rentals in respect of mining interests of the Company and its Subsidiaries (including Capitalized Rentals incurred in connection with the making of Investments), provided, that the Company will not at any time permit all Capitalized Rentals of the Company and its Subsidiaries (including Capitalized Rentals in respect of Capitalized Leases outstanding as of December 15, 2002 which remain in effect) to exceed an amount equal to $15,000,000.

                   (b) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this ss.5.7 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt (including Debt consisting of Capitalized Rentals) of such Person existing immediately after it becomes a Subsidiary and, in any such event, compliance with ss.5.7 shall be determined on a consolidated basis after giving effect to such Person becoming a Subsidiary."

         Section 2.10. Amendment to Section 5.8. Section 5.8 of the Existing Note Agreements shall be and is hereby amended in its entirety so that the same shall henceforth read as follows:

                  "Section 5.8. Limitation on Basket Obligations. The Company will not at any time permit to exist any Basket Obligations other than:

                            (1) Basket Obligations outstanding as of December
                  15, 2002 and described on Exhibit 5.8 hereto and any additional Basket Obligations incurred for the purpose of extending, renewing or refunding any such Basket Obligation, provided that the principal amount of any such additional Basket Obligations shall not exceed the then outstanding amount of the Basket Obligation which is the subject of such extension, renewal or refunding and any Lien securing any Basket Obligation which may be extended or renewed shall not encumber any property which it did not previously encumber prior to such extension or renewal;

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                           (2) Basket Obligations consisting of Capitalized
                  Rentals to the extent permitted by ss.5.7(a)(5)."

         Section 2.11. Amendment to Section 5.9. Section 5.9 of each of the Existing Note Agreements shall be and is hereby amended by deleting the last paragraph thereof and by adding the following provision at the end thereof:

                  "As an additional restriction with respect to the right of the Company or any Subsidiary to incur or have outstanding any Debt secured, directly or indirectly, by any Lien, the Company will not and will not permit any Subsidiary to incur any or have outstanding Debt which is, directly or indirectly, secured by any Lien other than:

                           (a) Capitalized Rentals to the extent permitted
                  by ss.ss.5.7 and 5.8; and

                           (b) Debt described on Exhibit 5.7 secured by Liens
                  described on Exhibit 5.9 hereto together with any extension or renewal of any such Lien provided, that

                                     (i) the principal amount of the Debt
                           secured by any such Liens does not increase from the amount outstanding as of the time of such extension or renewal and

                                    (ii) such extended or renewed Lien does not
                           extend to any other property which was not encumbered by such Lien immediately preceding such extension or renewal."

         Section 2.12. Amendment to Section 5.10. Section 5.10 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "Section 5.10. Mergers, Consolidations and Sales of Assets.
         (a) The Company will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other Person or
         (ii) sell, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries; provided, however, that:

                   (1) any Subsidiary may merge or consolidate with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, (i) the Company or any other Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, or (ii) any other Person so long as (x) at the time of such merger or consolidation and after giving effect thereto, each of the conditions described in ss.ss.5.10(a)(2)(ii) and (iii) are satisfied and (y) the surviving Person shall be a Subsidiary Guarantor; or

                   (2) the Company may consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other corporation if:

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                            (i) the purchasing, surviving or continuing
                  corporation (the "Surviving Corporation") shall be either the Company or a corporation organized under the laws of the United States or any jurisdiction thereof, and in the case of any such consolidation or merger or sale in which the Company is not the Surviving Corporation, the Surviving Corporation shall (x) expressly assume in writing the due and punctual payment of the principal of, Make-Whole Amount, if any, and the interest on all of the Notes outstanding according to their tenor and the due and punctual performance and observance of all of the covenants in the Financing Agreements to be performed or observed by the Company, and (y) furnish to the holders of the Notes an opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, subject to terms and qualifications reasonably satisfactory to holders of not less than 66 2/3% in aggregate principal amount of the then outstanding Notes;

                           (ii) at the time of such consolidation, merger or
                  sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                           (iii) such consolidation, merger or sale does not
                  result in a Material Adverse Effect.

         (b) The Company will not and will not permit any Subsidiary to sell, lease or otherwise dispose of (other than in the ordinary course of business) any substantial part (as defined in ss.5.10(c) below) of the assets of the Company and its Subsidiaries, taken as a whole, provided that any Subsidiary may sell, lease or otherwise dispose of a substantial part of its assets to the Company or a Subsidiary Guarantor. For the purposes of any determination under this ss.5.10, a sale or other disposition of assets of the Company and its Subsidiaries shall include, but not be limited to, the creation of any Minority Interests and any other sale, transfer or other disposition of the capital stock or assets of any Subsidiary (other than to the Company or another Subsidiary Guarantor), including any merger, consolidation or sale of all or substantially all of the assets of any Subsidiary if the surviving corporation or the transferee corporation of such assets is not the Company or a Subsidiary Guarantor.

         (c) As used in this ss.5.10, and subject to the provisions of the following paragraph, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries, taken as a whole, if the proceeds of the sale, lease or other disposition of such assets, when added to the proceeds of the sale, lease or other disposition of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in a transaction permitted by ss.5.10(a) or in the ordinary course of business) during the twelve-month period ending with the date on which such sale, lease or other disposition was consummated exceeds $6,000,000 (excluding sale proceeds derived prior to December 15, 2002) in the case of any such transaction occurring on or after December 15, 2002 and on or before December 14, 2003 and, in the case of any such transaction occurring on or after December 15, 2003, $5,000,000.

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Cleveland-Cliffs, Inc.                                First Amendment Agreement

         For the purpose of making any determination of "substantial part," any sale, lease or other dispositions of assets of the Company and its Subsidiaries shall not be included if the net proceeds are segregated from the general accounts of the Company or any Subsidiary and within six months in the case of clause (1) below and twelve months in the case of clause (2) below, after such sale, lease or other disposition such net proceeds are (1) applied to capital expenditures in respect of maintenance and not in respect of expansion, or (2) except to the extent that the net proceeds are required to be applied to the payment of any Debt secured by a Lien on such assets, offered by the Company pursuant to a written offer to each of the holders of Notes to apply such net proceeds to the prepayment of the unpaid principal amount of the Notes, at par and without Make-Whole Amount together with accrued and unpaid interest to the date of payment, which date of payment shall not be more than 45 or less than 30 days after the date of such written offer. Each such offer shall be made to all holders of Notes on a pro rata basis based on the unpaid principal amount of each holders' respective Notes and shall specify the principal amount of the Notes offered to be prepaid in the aggregate, the principal amount of each Note offered to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount then being offered to be prepaid. In the event that any holder of Notes wishes to accept such offer of prepayment, it shall send written notice of such acceptance to the Company within 15 days following receipt of the initial Company offer. In the event one or more holders of Notes fail to accept such offer, the Company shall offer, within 5 days after the end of the aforementioned 15 day period, to each holder, if any, who has timely accepted the Company's initial offer of prepayment in respect of its Notes pursuant to this ss.5.10, to prepay, on a pro rata basis (based on the respect of unpaid principal amount of Notes of such holders who have timelY accepted the initial offer) among all holders who accepted the initial offer, an aggregate principal amount of Notes equal to the aggregate principal amount of Notes offered to holders who failed to timely accept the initial offer of prepayment pursuant to ss.5.10. The holders receiving such second offer, if any, shall have the right to accept such offer by written notice to the CompanY within 5 days after receipt of such second offer by the Company. The Company will prepay the aggregate principal amount of Notes required to be paid pursuant to the foregoing provisions of this ss.5.10 on the date originally designated in the first offer oF prepayment to all holders who have timely accepted the offers required to be made by the Company hereinafter together with accrued and unpaid interest to the date of prepayment.

         Section 2.13. Amendment to Section 5.11. Section 5.11(ii) of the Existing Note Agreements shall be and is hereby amended as follows:

                  "(ii) the Subsidiary Guaranty and the Bank Facility Guaranty."

         Section 2.14. Amendment to Section 5.15. The last sentence of the paragraph immediately after Section 5.15(i) shall be and is hereby amended in its entirety to read as follows:

                  "The Company shall promptly upon demand pay or reimburse any such holder for all reasonable expenses which such holder may incur in connection with such visitation or inspection."

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Cleveland-Cliffs, Inc.                                First Amendment Agreement

         Section 2.15. New Sections 5.16 through 5.21. The following shall be added at the end of Section 5 of the Existing Note Agreements:

                  "Section 5.16. Minimum Consolidated EBITDA. The Company will not permit, as of the end of each fiscal quarter described below, Consolidated EBITDA for the respective period described below to be less than the respective amounts set forth opposite such fiscal quarter end in the following table:

                    FISCAL QUARTER END                                           MINIMUM CONSOLIDATED EBITDA
                    ------------------                                           ---------------------------
                    the four fiscal quarter period ending December 31,                   $7,000,000
                    2002

                    the fiscal quarter ending March 31, 2003                                 $0

                    the two fiscal quarter period ending June 30, 2003                   $15,000,000

                    the three fiscal quarter period ending                               $28,000,000
                    September 30, 2003

                    the four fiscal quarter period ending December 31,                   $40,000,000
                    2003 and for each fiscal quarter thereafter
                    calculated for each period of four consecutive
                    fiscal quarters (ending on the date of
                    determination and taken as a single accounting
                    period).

                  "Section 5.17 Consolidated EBITDAR. The Company will not permit, as of the end of each fiscal quarter described below, the ratio of Consolidated EBITDAR to Fixed Charges for the respective period described below to be less than the respective amounts set forth opposite such fiscal quarter end in the following table:


                  FISCAL QUARTER END                                                    MINIMUM RATIO
                  ------------------                                                    -------------
                  the four fiscal quarter period ending December 31, 2002                .98 to 1.00

                  the fiscal quarter ending March 31, 2003                               .90 to 1.00

                  the two fiscal quarter period ending June 30, 2003                    1.48 to 1.00

                  the three fiscal quarter period ending September 30, 2003             1.68 to 1.00


Cleveland-Cliffs, Inc.                                First Amendment Agreement

                  the four fiscal quarter period ending December 31, 2003               1.80 to 1.00

                  the four fiscal quarter period ending March 31, 2004                  1.82 to 1.00

                  the four fiscal quarter period ending June 30, 2004                   1.88 to 1.00

                  the four fiscal quarter period ending September 30, 2004              1.95 to 1.00

                  the four fiscal quarter period ending December 31, 2004 and           2.06 to 1.00
                  for each fiscal quarter thereafter, for each fiscal period of four consecutive fiscal quarters

                  "Section 5.18. Restricted Payments Prohibited. The Company will not and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payments.

                  "Section 5.19. Restricted Investments Prohibited. The Company will not and will not permit any of its Subsidiaries to have, make or authorize any Restricted Investments.

                  "Section 5.20. Additional Restrictions. In addition to and not in limitation of any of the restrictions to which the Company or any Subsidiary is subject pursuant to this Agreement, the Company agrees that in the event the Company or any Subsidiary is subject to any covenant or agreement for the benefit of any lender or other provider of credit which is in addition to, or more restrictive than the covenants and agreements to which the Company and its subsidiaries are subject pursuant to this Agreement, such other covenants or agreements, without further action, shall be deemed to be incorporated herein and the holders of the Notes shall be entitled to the benefit of such covenants and agreements at all times so long as such other covenants and agreements remain outstanding. At the request of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding, the Company shall, or shall cause the appropriate Subsidiary to enter into amendments hereto or to any other Financing Agreement to properly incorporate the aforementioned additional covenants or other agreements.

                  "Section 5.21. Additional Guarantors and Opinions. (a) In the event that any Person organized under the laws of the United States or any State thereof becomes a Subsidiary which is either a Wholly-Owned Subsidiary or not subject to a legal or contractual prohibition with respect to its right to execute a Guaranty (which prohibition was not incurred in contemplation of such Person becoming a Subsidiary) after December 15, 2002 (a "New Subsidiary"), such New Subsidiary shall execute and deliver a Guaranty substantially identical to the Subsidiary Guaranty attached hereto as

Cleveland-Cliffs, Inc.                                First Amendment Agreement

         Exhibit B (the "Subsidiary Guaranty") or shall become a party to the Existing Subsidiary Guaranty pursuant to the Subsidiary Guaranty Supplement attached to the Subsidiary Guaranty as Exhibit A, concurrently with such Person initially becoming a New Subsidiary. The Company agrees to use commercially reasonable efforts to have any such prohibition waived to the extent necessary to permit such Subsidiary to execute and deliver the Subsidiary Guaranty (which shall include an offer to defray reasonable legal or administrative fees but shall not include other material consideration or concessions).

                   (b) On or before January 25, 2002, the Company shall have delivered to the holders of the Notes legal opinions of independent counsel substantially identical in scope and substance to the opinions set forth in Exhibit C-1, but with appropriate adjustments to cover Subsidiaries organized under the laws of Michigan and Minnesota.

         Section 2.16. Amendment to Section 6.1. Sections 6.1(c), (d) and (e) of the Existing Note Agreements shall be and are hereby amended in their entirety as follows:

                  "(c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of any principal of or interest on any Debt (other than the Notes) in excess of $100,000 in the aggregate and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (d) Default shall occur in the observance or performance of any terms or provisions in respect of any Debt of the Company or any Subsidiary (other than the Notes) in excess of $100,000 in the aggregate and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (e) (1) Default shall occur in the performance or observance of (i) any of the provisions of ss.ss.5.6 through 5.12, and ss.ss.5.16 through 5.21, inclusive, or (ii) any other provision of any of the Financing Agreements which other provision is not remedied within 30 days after the earlier of (A) the day on which an Executive Officer first obtains actual knowledge of such default or (B) the day on which written notice thereof is given to the Company by the holder of any Notes, or (2) any Subsidiary Guaranty ceases to be enforceable or effective or in full force and effect for any reason or the Company or any Subsidiary Guarantor alleges that a Subsidiary Guaranty is unenforceable or ceases in any manner to be effective or in full force or effect; or"

         Section 2.17. Additional Amendment to Section 6.1. The following shall be added at the end of Section 6.1 of the Existing Note Agreement:

                  "Notwithstanding anything contained in ss.5.4 of this Agreement or in this ss.6.1 to the contrary, the voluntary or involuntary liquidation, receivership or other disposition of Cliffs and Associates Limited, a Subsidiary organized under the laws of Trinidad and Tobago and its Wholly-Owned Subsidiary, Calipso Sales Company, a Delaware corporation (collectively, "CAL") shall not constitute an Event of Default hereunder provided, that (i) after giving effect to any such transaction the Company and its Subsidiaries directly or indirectly own no more than 20% of any equity interests in CAL,

Cleveland-Cliffs, Inc.                                First Amendment Agreement

         (ii) from and after December 15, 2002, CAL (x) does not enter into any merger, consolidation or other similar transaction except in connection with any such liquidation, receivership or other disposition, and (y) does not acquire, directly or indirectly, any additional material assets or operations and, (iii) any such liquidation and/or receivership or other disposition could not result in any material obligations or liabilities being imposed upon the Company or any Subsidiary (other than reasonable and customary filing, legal and other similar administrative fees and expenses) which would not have existed in the absence of any such liquidation and/or receivership."

        Section 2.18. Amendment to Section 8.1. The term "Consolidated Total Assets" shall be deleted from Section 8.1 and the term "Make-Whole Amount" contained in Section 8.1 shall be and is hereby amended in its entirety so that the same shall henceforth read as follows:

                  "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to ss.2.3 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.60% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Screen PX1" on the Bloomberg Financial Markets Screen, or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities (or such other display as may replace Screen PX1 on the Bloomberg Financial Markets Screen, or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                  reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at a rate of 7% per annum that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to ss.2.3 or 6.3.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to ss.2.3 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires."

         Section 2.19. Additional Amendment to Section 8.1. The term "Subsidiary" contained in ss.8.1 shall be and is hereby amended in its entirety to read as follows:

                  "The term "subsidiary" shall mean as to any particular parent entity (i) any corporation of which more than 50% (by number of votes of the Voting Stock shall be beneficially owned, directly or indirectly by such parent or (ii) any partnership or limited liability company of which more than 50% of the general partnership or limited liability company equity interest is held by such parent. The term "Subsidiary" shall mean a subsidiary of Company."

Cleveland-Cliffs, Inc.                                First Amendment Agreement

         Section 2.20. Additions to Section 8.1. Section 8.1 of the Existing Note Agreements shall be and is hereby amended by adding the following definitions thereto in alphabetical order:

                  "Bank Facility" shall mean a working capital facility which
         (i) has an aggregate commitment of not more than $20,000,000, (ii) is unsecured and subject to the Intercreditor Agreement, (iii) does not have the benefit of any Guaranty other than the Bank Facility Guaranty, and (iv) has been consented to by the Required Holders which consent shall not be unreasonably withheld.

                  "Bank Facility Guaranty" shall mean a Guaranty of the obligations of one or more of the Obligors of their respective obligations under the Bank Facility which Guaranty shall be delivered only by Subsidiary Guarantors and shall have been consented to by the Required Holders, which consent shall not be unreasonably withheld and shall be subject to the Intercreditor Agreement.

                  "Capital Stock" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated Net Earnings for such period, plus (but without duplication), but only to the extent deducted in determining Consolidated Net Earnings for such period, (i) Consolidated Interest Charges (net of interest income) for such period, (ii) depreciation and amortization taken by the Company and its Subsidiaries during such period, (iii) any provision for current and future income taxes for such period, determined on a consolidated basis and, but only in the case of a determination of Consolidated EBITDA for the period ending December 31, 2002, (iv) non-cash charges taken by the Company and its Subsidiaries.

                  "Consolidated EBITDAR" shall mean, for any period, the sum of
         (i) Consolidated EBITDA plus (but only to the extent deducted in determining Consolidated EBITDA for such period) (ii) Operating Lease Rentals.

                  "Consolidated Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including (i) imputed interest on rentals in respect of Capitalized Leases, (ii) original issue discount and non-cash interest payments or accruals on any Indebtedness, (iii) the interest portion of all deferred payment obligations, and (iv) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and interest swap and hedging obligations, in each case to the extent attributable to such

Cleveland-Cliffs, Inc.                                First Amendment Agreement

         period) deducted in determining Consolidated Net Earnings for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

                  "Excess Cash Flow" for any fiscal year shall mean Consolidated EBITDA for such fiscal year, minus the sum of (a) the amount (not in excess of $30,000,000 for 2003 or more than $40,000,000 for 2004) of capital expenditures of the Company and its Subsidiaries in respect of maintenance and not expansion for such fiscal year, (b) all principal payments made on Debt for such fiscal year excluding principal payments in respect of any revolving credit facility which does not permanently reduce the aggregate commitment thereunder, (c) Consolidated Interest Charges paid in cash for such fiscal year and (d) taxes imposed on or measured by income or excess profits paid in cash during such fiscal year, plus (or minus in the case of a decrease) any increase (or decrease) of the changes in operating assets and liabilities as shown on the consolidated cash flow statement of the Company for such fiscal year. To the extent the foregoing calculation results in "Excess Cash Flow" of less than $5,000,000, "Excess Cash Flow" for the subject fiscal year shall be deemed to be zero.

                  "Financing Agreements" shall mean and include (i) the Agreements, (ii) the Notes and (iii) the Subsidiary Guaranty and any and all other documents, instruments or other agreements evidencing or securing any obligation of any Obligor in respect of any of the foregoing, in each case, as amended from time to time.

                  "First Amendment Agreement" shall mean the First Amendment Agreement dated as of December 15, 2002 to the Note Agreements dated as of December 15, 1995 between and among the Company and the holders.

                  "Fixed Charges" shall mean, with respect to any period, the sum of (a) Consolidated Interest Charges for such period and (b) Operating Lease Rentals for such period.

                  "Intercreditor Agreement" shall mean an intercreditor agreement entered into by the holders of the Notes and the providers of the Bank Facility reasonably satisfactory to all parties thereto providing, generally, for a pari passu treatment with respect to the Subsidiary Guaranty and the Bank Facility Guaranty for the benefit of the holders of the Notes and the providers of the Bank Facility.

                  "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

                  "Obligor" or "Obligors" shall mean and include the Company and each Subsidiary Guarantor from time to time.

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                  "Operating Lease Rentals" means, with respect to any period, the sum of the minimum amount of Rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capitalized Leases) having a term of at least six months (including renewal periods at the sole option of the lessee) excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

                  "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "Restricted Investments" means all Investments except the following:

                           (a) property, plant and equipment to be used in the
                  ordinary course of business of the Company and its Subsidiaries;

                           (b) current assets arising from the sale of goods and
                  services in the ordinary course of business of the Company and its Subsidiaries;

                           (c) Investments from time to time in one or more of
                  the Subsidiaries disclosed on Exhibit 5.19;

                           (d) Investments existing on the date of the Closing
                  and disclosed in Exhibit 5.19;

                           (e) Investments in United States Governmental
                  Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                           (f) Investments in certificates of deposit or
                  banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                           (g) Investments in commercial paper given the highest
                  rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                            (h) Investments in money market mutual funds which
                  maintain a constant $1.00 net asset value and invest substantially all of their assets in the Investments of the type described in clauses (e), (f) and/or (g) above;

                            (i) Investments in Repurchase Agreements;

                            (j) Investments in tax-exempt obligations of any
                  state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and

                            (k) Investments of the Company and its Subsidiaries
                  to make acquisitions of additional mining interests (including liabilities such as Capitalized Rentals but excluding any other Debt) provided (i) the aggregate amount of cash invested in connection with such Investments pursuant to this clause
                  (j) shall not exceed at any time $5,000,000 and (ii) all such Investments (in excess of $1,000,000 cash invested) pursuant to this clause (k) shall be described in writing to the holders of the Notes in reasonable detail not less than 15 days prior to making any such Investment; and

                            (l) Other Investments of the Company and its
                  Subsidiaries for strategic or commercial purposes provided, that (i) the aggregate amount of cash invested in connection with such investments pursuant to this clause (l) shall not exceed at any time $15,000,000 minus the amount of cash invested pursuant to clause (k) above, and (ii) all such investments (in excess of $1,000,000 cash invested) pursuant to this clause (l) shall be described in writing to the holders of the Notes in reasonable detail not less than 15 days prior to making any such Investment.

                  As used in this definition of "Restricted Investments":

                           "Acceptable Bank" means any bank or trust company (i)
                  which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000 , and
                  (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                           "Acceptable Broker-Dealer" means any Person other
                  than a natural person (i) which is registered as a broker or dealer pursuant to the Securities and Exchange Act of 1934, as amended, and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                  by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                           "Moody's" means Moody's Investors Service, Inc.

                           "Repurchase Agreement" means any written agreement

                                     (a) that provides for (i) the transfer of
                           one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                                     (b) in respect of which the Company or such
                           Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                                     (c) in connection with which the Company or
                           such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                           "S&P" means Standard & Poor's Ratings Group, a
                  division of McGraw Hill, Inc.

                           "United States Governmental Security" means any
                  direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                  "Restricted Payment" shall mean the direct or indirect declaration or payment of any dividend or the making of any distribution or redemption on account of the Capital Stock of the Company by the Company or any Subsidiary. "Restricted Payment" shall not include (a) any distribution in the form of stock or other equity interest, (b) any redemption or acquisition of stock or other equity interest if such redemption or

Cleveland-Cliffs, Inc.                                First Amendment Agreement

         acquisition is either (i) solely in exchange for such stock or other equity interest by the Company or Subsidiary making such redemption or acquisition or (ii) from the net proceeds of a sale of such stock or other equity interest by the Company or Subsidiary making such redemption, which sale shall be made concurrently with such redemption or acquisition and (c) any distribution by any Subsidiary to the Company or a Wholly-Owned Subsidiary and any redemption of stock of any Subsidiary by the Company or another Subsidiary.

                  "Subsidiary Guarantor" shall mean and include all Wholly-Owned Subsidiaries organized under the laws of the United States, or any state or territory thereof and each other Subsidiary organized under the laws of the United States, or any state or territory thereof, which other Subsidiary is not subject to legal or contractual prohibitions prohibiting such Subsidiary from executing and delivering a Subsidiary Guaranty, which legal or contractual prohibition was not incurred in contemplation of such Subsidiary becoming a Subsidiary on or after December 15, 2002. The Company agrees to use commercially reasonable efforts to have any such prohibitation waived to the extent necessary to permit such Subsidiary to execute and deliver the Subsidiary Guaranty (which shall include an offer to defray reasonable legal or administrative fees but shall not include any other consideration or concessions).

                  "Subsidiary Guaranty" shall mean and include each Subsidiary Guaranty from each Subsidiary Guarantor for the benefit of the holders of the Notes from time to time substantially in the form of Exhibit B hereto.

                  "Wholly-Owned Subsidiary" means, at any time, any Subsidiary all of the Voting Stock (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

         Section 2.21. Exhibit and Schedules. All exhibits and schedules hereto shall be deemed to be exhibits and schedules of the same designation to the Note Agreements.

SECTION 3.           CONDITIONS PRECEDENT

         Section 3.1. This First Amendment Agreement shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied:

                  (a) Each holder shall have received this First Amendment Agreement, duly executed by the Company.

                  (b) All holders shall have consented to this First Amendment Agreement as evidenced by their execution thereof.

                  (c) Each holder shall have received the Subsidiary Guaranty, duly executed by each Subsidiary Guarantor.

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                   (d) The representations and warranties of the Company set forth in Section 4 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this First Amendment Agreement.

                   (e) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be true and correct in all material respects as of the date of the execution and delivery of this First Amendment Agreement.

                   (f) Any consents or approvals from any holder or holders of any outstanding security of the Company or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

                   (g) Each holder shall have received such certificates of a secretarial officer of the Company as it may reasonably request with respect to this First Amendment Agreement and the transactions contemplated hereby.

                   (h) Each holder shall have received such certificates of a secretarial officer of each Subsidiary Guarantor as it may reasonably request with respect to the Subsidiary Guaranty.

                   (i) Each holder shall have received the opinion of counsel for the Company and the Subsidiary Guarantors covering the matters set forth in Exhibits C-1 and C-2 hereto and such other matters incident to the transactions contemplated hereby as the holders may reasonably request.

                   (j) The Company shall have paid the fees and disbursements of the holders' special counsel, Chapman and Cutler, incurred in connection with the negotiation, preparation, execution and delivery of this First Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this First Amendment Agreement. Upon receipt of any supplemental statement after the execution of this First Amendment Agreement, the Company will pay such additional fees and disbursements of the holders' special counsel which were not reflected in its accounting records as of the time of the delivery of the initial statement of fees and disbursements.

                   (k) The Company shall have paid to the holders, on a pro rata basis based on the aggregate outstanding principal amounts of the Notes held by said Noteholders on the date hereof, a non-refundable fee of $1,225,000.

                   (l) A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners shall have been obtained for the Notes.

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                   (m) The Company shall have prepaid, on a pro rata basis, $15,000,000 aggregate principal amount of the Notes together with accrued and unpaid interest on such principal amount to the date of prepayment thereof.

                   (n) All corporate and other proceedings in connection with the transactions contemplated by this First Amendment Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4.           REPRESENTATIONS AND WARRANTIES.

         The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this First Amendment Agreement:

                  (a) Each Obligor is duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

                  (b) Each Obligor has the corporate power to own its property and to carry on its business as now being conducted.

                  (c) Each Obligor is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, operations, properties or prospects of such Obligor.

                   (d) This First Amendment Agreement and all other Financing Agreements and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this First Amendment Agreement and all other Financing Agreements has been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each Obligor enforceable in accordance with their respective terms.

                   (e) The Company represents and warrants that there are no Defaults or Events of Default under the Existing Note Agreements including, without limitation, under ss.ss.5.5 and 5.10 of the Existing Note Agreements. Asset dispositions of the Company and its Subsidiaries subject to ss.ss.5.10(b) and (c) of the Existing Note Agreements did not exceed $8,500,000 for the twelve month period ending December 15, 2002.

                   (f) The execution, delivery and performance of this First Amendment Agreement and all other Financing Agreements by each Obligor does not and will not result in a violation of or default under (A) the articles of incorporation or bylaws of such Obligor, (B) any material agreement to which such Obligor is a party or by which it is bound or to which such Obligor or any of its properties is subject, (C) any material order, writ, injunction or decree binding on such Obligor, or
         (D) any material statute, regulation, rule or other law applicable to such Obligor.

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                   (g) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this First Amendment Agreement) is required in connection with the execution and delivery of this First Amendment Agreement or any other Financing Agreements or the consummation of the transactions contemplated thereby.

SECTION 5.           MISCELLANEOUS

         Section 5.1. Except as amended herein, all terms and provisions of the Existing Note Agreements, the Existing Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

         Section 5.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to any of the Financing Agreements without making specific reference to this First Amendment Agreement, but nevertheless all such references shall be deemed to include this First Amendment Agreement unless the context shall otherwise require. Your acceptance hereof will also constitute your agreement that prior to any sale, assignment, transfer, pledge or other disposition by you of any Notes, you shall either (i) impose on the Notes so to be disposed of an appropriate endorsement referring to this First Amendment Agreement as binding on the parties hereto and upon any and all future holders of such Notes or (ii) at your option at any time, surrender such Notes for new Notes of the same form and tenor as the Notes so surrendered but revised to contain express textual reference to this First Amendment Agreement. All expenses for the preparation of such new Notes and the exchange for such new Notes are to be borne by the Company.

         Section 5.3. This First Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this First Amendment Agreement.

         Section 5.4. This First Amendment Agreement shall be governed by and construed in accordance with Illinois law.

         Section 5.5. The capitalized terms used in this First Amendment Agreement shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

Cleveland-Cliffs, Inc.                                First Amendment Agreement


         The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth. This First Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                             CLEVELAND-CLIFFS INC

                             By: /s/ Cynthia B. Bezik
                                 ------------------------
                                 Cynthia B. Bezik, Senior Vice President-
                                 Finance

Acknowledged and agreed to as of December 15, 2002

                              CLEVELAND-CLIFFS ORE CORPORATION


                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLEVELAND-CLIFFS IRON COMPANY


                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              NORTHSHORE SALES COMPANY

                              By /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              WABUSH IRON CO. LIMITED

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

Cleveland-Cliffs, Inc.        First Amendment Agreement


                              CLIFFS OIL SHALE CORP.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS ERIE L.L.C.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS MINING COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS MINING SERVICES COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS REDUCED IRON CORPORATION

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS REDUCED IRON MANAGEMENT COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

Cleveland-Cliffs, Inc.                                First Amendment Agreement


                              IRONUNITS LLC

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              NORTHSHORE  MINING COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              SEIGNELAY RESOURCES, INC.


                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              SILVER BAY POWER COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              THE CLEVELAND-CLIFFS STEAMSHIP COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS BIWABIK ORE CORPORATION

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                              PICKANDS HIBBING CORPORATION

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              SYRACUSE MINING COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS EMPIRE, INC.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS IH EMPIRE, INC.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS MARQUETTE, INC.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              CLIFFS MC EMPIRE, INC.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

Cleveland-Cliffs, Inc.                                First Amendment Agreement

                              CLIFFS TIOP, INC.

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

                              LAKE SUPERIOR & ISHPEMING RAILROAD
                               COMPANY

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title:  Assistant Treasurer

                              LASCO DEVELOPMENT CORPORATION

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title:  Assistant Treasurer

                              EMPIRE-CLIFFS PARTNERSHIP

                              BY: CLIFFS EMPIRE, INC.,
                                Its General Partner

                              By:  /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title:  Treasurer


                              MARQUETTE IRON MINING PARTNERSHIP

                              BY: CLEVELAND-CLIFFS ORE CORPORATION
                                Its General Partner

                              By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

Cleveland-Cliffs, Inc.                                First Amendment Agreement


                              WHEELING-PITTSBURGH/CLIFFS PARTNERSHIP

                              BY: CLIFFS EMPIRE, INC.,
                                its General Partner

                                By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title:  Treasurer

                              CLIFFS SYNFUEL CORP.

                                By: /s/ R. Emmet
                                 ------------------------
                                 Name:  Robert Emmet
                                 Title: Treasurer

Cleveland-Cliffs, Inc.                                First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                               J. ROMEO & CO.


                               By /s/ R. J. Duffy
                                 -----------------------
                                 Name: R. J. Duffy
                                 Title: A Partner, J Romeo & Co.

Cleveland-Cliffs, Inc.                                First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                   THE VARIABLE ANNUITY LIFE INSURANCE
                                    COMPANY

                                   By AIG Global Investment Corp., investment adviser

                                         By  /s/  Sarah M. Helmich
                                             -----------------------------
                                             Name:  Sarah M. Helmich
                                             Title: Vice President

Cleveland-Cliffs, Inc.                                First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                RELIASTAR LIFE INSURANCE COMPANY

                                f.k.a. NORTHERN LIFE INSURANCE COMPANY

                                By:   ING Investment Management LLC, as Agent

                                      By:  /s/  James V. Wittich
                                         -----------------------------
                                          Name:  James V. Wittich
                                          Title:  Senior Vice President

                                RELIASTAR LIFE INSURANCE COMPANY

                                By:   ING Investment Management LLC, as
                                      Agent

                                      By: /s/  James V. Wittich
                                          ------------------------------
                                          Name:James V. Wittich
                                          Title: Senior Vice President

Cleveland-Cliffs, Inc.                                First Amendment Agreement



         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                              FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                              By /s/ Scott C. Hyney
                                 ------------------
                                 Name:  Scott C. Hyney
                                 Title:   Assistant Vice President

Cleveland-Cliffs, Inc.                                First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                              SUN LIFE ASSURANCE COMPANY OF CANADA

                              By /s/ J. N. Whelihan
                                -------------------------------
                                Name: John N. Whelihan
                                Title: Vice President, U.S. Private
                                       Placements for President


                              By /s/  Michael McSherry
                                -------------------------------
                                Name: Michael McSherry
                                Title:  Counsel - for Secretary

                              SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                              By /s/ J. N. Whelihan
                                -------------------------------
                                Name: John N. Whelihan
                                Title:  Vice President, U.S.
                                        Private Placements for President


                              By  /s/  Michael McSherry
                                -------------------------------
                                Name: Michael McSherry
                                Title:  Counsel - for Secretary

                              CLARICA LIFE INSURANCE COMPANY
                                (U.S. BRANCH)


                              By /s/ J. N. Whelihan
                                -------------------------------
                                Name: John N. Whelihan
                                Title: Vice President, U.S. Private Placements
                                       for President


                              By /s/ Michael McSherry
                                -------------------------------
                                Name: Michael McSherry
                                Title:  Counsel - for Secretary

Cleveland-Cliffs, Inc.                                 First Amendment Agreement

         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                        THE GREAT SOUTHERN LIFE INSURANCE CO.


                                        By  /s/  Greg Hamilton
                                            -----------------------------
                                           Name:  Greg Hamilton
                                           Title:  Vice President-Investments

Cleveland-Cliffs, Inc.                                 First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                       THE UNION CENTRAL LIFE INSURANCE COMPANY


                                       By  /s/ Gary R. Rodmaker
                                          -------------------------------
                                          Name: Gary R. Rodmaker
                                          Title: Second Vice President

Cleveland-Cliffs, Inc.                                 First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                         PAN-AMERICAN LIFE INSURANCE COMPANY


                                         By  /s/  Rodolfo J. Revuelta
                                            -------------------------------
                                            Name: Rodolfo J. Revuelta
                                            Title: Vice President, Securities

Cleveland-Cliffs, Inc.                                 First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                           STANDARD INSURANCE COMPANY


                                           By  /s/ Julie Grandstaff
                                              -------------------------------
                                              Name:  Julie Grandstaff
                                              Title:  Assistant Vice President

Cleveland-Cliffs, Inc.                                 First Amendment Agreement


         This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                   WOODMEN ACCIDENT AND LIFE COMPANY


                                   By /s/ Victor Weber
                                      --------------------------------
                                      Name: Victor Weber
                                      Title:  Director, Securities Investments,
                                              Chief Investment Officer & Asst.
                                              Treasurer


                                                                                    OUTSTANDING PRINCIPAL AMOUNT
                                                                                        AND SERIES OF NOTES
                            NAME OF HOLDER                                          HELD AS OF DECEMBER 14, 2002
                         J. ROMEO & CO.                                                     $10,000,000

                         J. ROMEO & CO.                                                      $4,000,000

                         J. ROMEO & CO.                                                      $1,000,000

           THE VARIABLE ANNUITY LIFE INSURANCE COMPANY                                      $10,000,000

                 NORTHERN LIFE INSURANCE COMPANY                                             $5,000,000

          NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY                                       $4,500,000

        FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY                                     $4,500,000

     ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY                                  $5,000,000

              SUN LIFE ASSURANCE COMPANY OF CANADA                                           $3,000,000
                                                                                             $1,000,000
                                                                                             $1,000,000

           SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)                                       $1,000,000

          U.S. BRANCH OF CLARICA LIFE INSURANCE COMPANY                                      $1,000,000

PEBBLE CHART & CO. (as nominee for Great Southern Life Insurance                             $5,000,000
                               Company)

   HARE & CO. (as nominee for The Union Central Life Insurance                               $4,500,000
                               Company)

               PAN-AMERICAN LIFE INSURANCE COMPANY                                           $4,500,000

      HARE & CO (as nominee for Standard Insurance Company)                                  $2,500,000

                WOODMEN ACCIDENT AND LIFE COMPANY                                            $2,500,000


                                   SCHEDULE I
                         (to First Amendment Agreement)

                              CLEVELAND-CLIFFS INC
                                   Senior Note
                              Due December 15, 2005

No.
                                                               _________, 20__

$


         CLEVELAND-CLIFFS INC, an Ohio corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the fifteenth day of December, 2005
                             the principal amount of

                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of (i) 7.00% per annum from the date hereof until December 14, 2003, and
(ii) 9.50% per annum from December 15, 2003 until December 14, 2004 and (iii) 10.50% per annum from December 15, 2004 until maturity, payable semi-annually on the fifteenth day of each June and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of (i) 9.00% per annum after the due date during the period from the date hereof until December 14, 2003 and (ii) 11.50% per annum after the due date during the period from December 15, 2003 until December 14, 2004 and (iii) 12.50% per annum after the due date during the period from December 15, 2004 until maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Cleveland, Ohio in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the Senior Notes due December 15, 2005 (the "Notes") of the Company in the aggregate principal amount of $70,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 15, 1995 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably


                                   EXHIBIT A
                         (to First Amendment Agreement)
with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein including, without limitation, the benefits and security of all other Financing Agreements (as defined in the Note Agreements). Reference is hereby made to the Financing Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Make-Whole Amount, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                              CLEVELAND-CLIFFS INC

                              By ______________________
                                 Its

                           FORM OF SUBSIDIARY GUARANTY








                                    EXHIBIT B
                         (to First Amendment Agreement)

================================================================================

                          SUBSIDIARY GUARANTY AGREEMENT

                          Dated as of December 15, 2002

            $70,000,000 7.00% Senior Notes, due December 15, 2005


                                       of

                              CLEVELAND-CLIFFS INC

================================================================================


                                    EXHIBIT B

                          (to Note Purchase Agreements)

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                             HEADING                                 PAGE
Parties......................................................................1

Recitals.....................................................................1

SECTION 1.        DEFINITIONS................................................2

SECTION 2.        GUARANTY OF NOTES AND NOTE AGREEMENTS......................2

SECTION 3.        GUARANTY OF PAYMENT AND PERFORMANCE........................2

SECTION 4.        GENERAL PROVISIONS RELATING TO THE GUARANTY................3

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS...........8

SECTION 6.        GUARANTOR COVENANTS........................................9

SECTION 7.        GOVERNING LAW..............................................9

SECTION 8.        AMENDMENTS, WAIVERS AND CONSENTS..........................10

SECTION 9.        NOTICES...................................................10

SECTION 10.       MISCELLANEOUS.............................................11

SECTION 11.       INDEMNITY.................................................12

Signature...................................................................13

                          SUBSIDIARY GUARANTY AGREEMENT

              $70,000,000 7.00% Senior Notes, due December 15, 2005

      This SUBSIDIARY GUARANTY AGREEMENT dated as of December 15, 2002 (the or this "Guaranty") is entered into on a joint and several basis by the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as EXHIBIT A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

                                    RECITALS

      A. Each Guarantor is a subsidiary or affiliate of Cleveland-Cliffs Inc, an Ohio corporation (the "Obligor").

      B. The Obligor has entered into those certain separate Note Agreements each dated as of December 15, 1995 (the "Existing Note Agreements") among the Obligor and each of the purchasers named on Schedule I thereto (the "Initial Note Purchasers"; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the "Holders"), providing for, inter alia, the issue and sale by the Obligor to the Initial Note Purchasers of $70,000,000 aggregate principal amount of their 7.00% Senior Notes due December 15, 2005 (the "Notes").

      C. The Obligor desires the Holders to enter into that certain First Amendment Agreement dated as of December 15, 2002 (the Existing Note Agreements, as amended by the First Amendment Agreement are hereby referred to as the "Note Agreements"). The Holders have required as a condition to their execution of the First Amendment Agreement that the Obligor cause the undersigned to enter into this Guaranty and cause each entity that becomes a Subsidiary Guarantor (as defined in the Note Agreements) after December 15, 2002 to enter into a Guaranty Supplement, in each case as security for the Notes, and the Obligor has agreed to cause the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Holders to execute the First Amendment Agreement and thereby benefit the Holder and its Subsidiaries.

      D. Each of the Guarantors will derive substantial direct and indirect benefit from the execution of the First Amendment Agreement by the Holders.

      NOW, THEREFORE, as required by Section 5.21 of the Note Agreements and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.     DEFINITIONS.

      Capitalized terms used herein shall have the meanings set forth in the Note Agreements unless herein defined or the context shall otherwise require.

SECTION 2.     GUARANTY OF NOTES AND NOTE AGREEMENTS

     (a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Obligor of each and all of the obligations, covenants and agreements required to be performed or owed by the Obligor under the terms of the Notes, the Note Agreements and any other Financing Agreements of the Obligor and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Agreements and any other Financing Agreements of the Obligor or under this Guaranty or in any consultation or action in connection therewith or herewith.

     (b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3.     GUARANTY OF PAYMENT AND PERFORMANCE

      This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreements or any other Financing Agreement be brought against the Obligor or any other Person or that resort be had to any direct or indirect security for the Financing Agreement or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Obligor or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Obligor or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

      The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.     GENERAL PROVISIONS RELATING TO THE GUARANTY.

     (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

            (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Obligor or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Obligor on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or

            (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Obligor or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Obligor on the Notes; or

            (3) settle, adjust or compromise any claim of the Obligor against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Obligor on the Notes.

      Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

     (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

            (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Obligor, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in SECTION 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

            (2) demand of payment by any Holder from the Obligor or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

            (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

      The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

     (c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

            (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreements or any other Financing Agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Obligor or any other Person on or in respect of the Notes or under the Financing Agreements or any other agreement or the power or authority or the lack of power or authority of the Obligor to issue the Notes or the Obligor to execute and deliver the Financing Agreements or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of an Obligor or any other Person as a legal entity; or

            (2) any default, failure or delay, willful or otherwise, in the performance by the Obligor, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Financing Agreements, this Guaranty or any other agreement; or

            (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Obligor, any Guarantor or any other Person or in respect of the property of the Obligor, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Obligor, any Guarantor or any other Person; or

            (4) impossibility or illegality of performance on the part of the Obligor, any Guarantor or any other Person of its obligations under the Notes, the Financing Agreements, this Guaranty or any other agreements; or

            (5) in respect of the Obligor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Obligor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Obligor or any other Person and whether or not of the kind hereinbefore specified; or

            (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Obligor, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Obligor, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Financing Agreements or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Obligor, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Financing Agreements, this Guaranty or any other agreement; or

            (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

            (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Obligor, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Financing Agreements, this Guaranty or any other agreement or failure to resort for payment to the Obligor, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

           (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Obligor or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Financing Agreements or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

           (11) any merger or consolidation of the Obligor, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Obligor, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or partnership interests of the Obligor, any Guarantor or any other Person; or

           (12) any defense whatsoever that: (i) the Obligor or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Obligor or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreements or any other agreement, whether through the satisfaction or purported satisfaction by the Obligor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

           (13) any act or failure to act with regard to the Notes, the Financing Agreements, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

           (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Financing Agreements, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Obligor shall default under or in respect of the terms of the Notes or the Financing Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Obligor under the Notes or the Financing Agreements, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

     (d) All rights of any Holder may be transferred or assigned at any time in accordance with the Note Agreements and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Note Agreements whether with or without the consent of or notice to the Guarantors under this Guaranty.

     (e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Obligor with respect to the Notes and the Financing Agreements and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Obligor under or in respect of the Notes and the Financing Agreements and all amounts due and owing by the Guarantors hereunder have indefeasibly been paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Financing Agreements and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Financing Agreements and this Guaranty, whether matured or unmatured.

     (f) To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Financing Agreements have been fully and irrevocably paid and discharged.

     (g) Each Guarantor agrees that to the extent the Obligor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

     (h) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Obligor under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

      Each Guarantor represents and warrants to each Holder that:

      (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Obligor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this SECTION 5, a "Material Adverse Effect"). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

      (b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its Subsidiaries.

      (d) No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

      (e) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, this Guaranty and, on a consolidated basis with all Obligors, will not be rendered insolvent. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6.     GUARANTOR COVENANTS.

      From and after the date of execution of the First Amendment Agreement by the Obligor and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Section 5 of the Note Agreements, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

SECTION 7.     GOVERNING LAW

     (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE THEREIN.

     (b) Each Guarantor hereby (i) irrevocably submits and consents to the jurisdiction of the federal court located in Illinois (or, if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts, and (ii) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (iii) consents that all such service of process be made by delivery to it at the address of such Person set forth in SECTION 11 below. Nothing contained in this section shall affect the right of any Holder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against a Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.

     (c) THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY FINANCING AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 8.     AMENDMENTS, WAIVERS AND CONSENTS.

      (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Holders.

      (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 8 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

      (c) The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

      (d) Any amendment or waiver consented to as provided in this SECTION 8 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

      (e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Obligors or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 9.     NOTICES

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (1) if to any Holder or such Holder's nominee, to such Holder or such Holder's nominee at the address specified for such communications in
      Schedule I to the Note Agreements, or at such other address as such Holder or such Holder's nominee shall have specified to any Obligor in writing,

            (2) if to any Guarantor, to such Guarantor c/o Cleveland-Cliffs Inc at its address set forth at the beginning of the Note Agreements to the attention of Chief Financial Officer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this SECTION 9 will be deemed given only when actually received.

SECTION 10.    MISCELLANEOUS.

     (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

     (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Agreements, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

     (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

     (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

     (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 11.    INDEMNITY.

     To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses (other than any such losses created as a result of the gross negligence or willful misconduct of any Holder) which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an "Indemnifiable Circumstance"). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Obligor but for the existence of an Indemnifiable Circumstance; provided, however, that the extent of the Guarantor's aggregate liability under this SECTION 11 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to SECTION 2.

                              [Intentionally Blank]

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this 15th day of December, 2002.

                                          [SUBSIDIARY GUARANTORS]



                                          BY: ________________________________
                                                Name:
                                                Title:

                         SUBSIDIARY GUARANTY SUPPLEMENT

To the Holders of the Notes (as
  hereinafter defined)

Ladies and Gentlemen:

      CLEVELAND-CLIFFS INC, a Delaware corporation (the "Obligor"), issued $70,000,000 aggregate principal amount of its 7.00% Senior Notes, due December 15, 2005 pursuant to those certain separate Note Agreements, each dated as of December 15, 1995 (the "Existing Note Agreements") among the Obligor and each of the purchasers named on Schedule I thereto (the "Initial Note Purchasers," together with their successors, assigns or any other future holder of the Notes, the "Holders").

      The Obligor desires the Holders to enter into that certain First Amendment Agreement dated as of December 15, 2002 (the Existing Note Agreements, as amended by the First Amendment Agreement, and as amended from time to time are hereby referred to as the "Note Agreements"), the Holders required that ________________ enter into a Subsidiary Guaranty Agreement as security for the Notes (the "Subsidiary Guaranty").

      Pursuant to Section 5.21 of the Note Agreements, the Obligor has agreed to cause the undersigned, _________________, a ___________________ organized under the laws of ____________________ (the "Additional Guarantor"), to join in the Subsidiary Guaranty. In accordance with the requirements of the Subsidiary Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Subsidiary Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Subsidiary Guaranty for the obligations of the Obligor under the Financing Agreements and Notes to the extent and in the manner set forth in the Subsidiary Guaranty.

      The undersigned is the duly elected __________________ of the Additional Guarantor, a Subsidiary or Affiliate of the Obligor, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in
Section 5 of the Subsidiary Guaranty.

      Upon execution of this Subsidiary Guaranty Supplement, the Subsidiary Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Subsidiary Guaranty are hereby ratified, confirmed and approved in all respects.


                                    EXHIBIT A
                            (to Subsidiary Guaranty)

      Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Subsidiary Guaranty without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

      Dated:  _________________, _____.



                                       [NAME OF ADDITIONAL GUARANTOR]



                                       By

                                          Its


                                      -2-